DELTA AND PINE LAND COMPANY
                                  ONE COTTON ROW
                           SCOTT, MISSISSIPPI 38772 USA
                                  (601) 742-4000



                                 January 3, 1997




To Our Stockholders:

You are cordially invited to attend the 1997 Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Thursday, February 27, 1997, at 10:30 a.m., Central Standard Time, at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee. All stockholders of record as of January 10, 1997 are entitled to vote at the annual meeting.

We appreciate your confidence in the Company and hope you will attend this year's Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card.

                                              Sincerely,

                                              Roger D. Malkin
                                              Chairman of the Board
                                              and Chief Executive Officer

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (601) 742-4000



                             NOTICE OF ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 1997



To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, on Thursday, February 27, 1997, at 10:30 a.m., Central Standard Time, for the following purposes:

  1. to elect two Class I members to the Board of Directors, each to serve until the 2000 Annual Meeting of Stockholders;

  2. to amend the Company's 1995 Long-term  Incentive  Plan  ("LTIP");

  3. to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending August 31, 1997;

  4. to transact such other business as may properly come before the meeting or any adjournments thereof.

The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on January 10, 1997, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days prior to the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IN THE ENCLOSED ADDRESSED ENVELOPE.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Jerome C. Hafter
                                              Secretary





January 3, 1997






                            DELTA AND PINE LAND COMPANY
                                  ONE COTTON ROW
                             SCOTT, MISSISSIPPI 38772
                                  (601) 742-4000


                                   PROXY STATEMENT
                           FOR ANNUAL MEETING OF STOCKHOLDERS
                                  FEBRUARY 27, 1997


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of Delta and Pine Land Company Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on February 27, 1997, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign and return the enclosed proxy.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the amendment of the LTIP, FOR the appointment of the independent public accountants named herein, and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on January 10, 1997, will constitute a quorum. The Proxy Statement and the accompanying form of proxy were mailed on or about January 15, 1997 to all stockholders of record as of the close of business on January 10, 1997. The transfer agent, Harris Trust and Savings Bank ("Harris"), will tabulate the votes received prior to the meeting. The Secretary of the Company and W. Thomas Jagodinski, Vice President-Finance and Treasurer of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

Stockholders of record at the close of business on January 10, 1997, are entitled to vote at the meeting. At that date approximately 21,140,000 Shares were outstanding. All share references herein reflect stock splits in 1996 having an aggregate effect of a 2:1 stock split. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

Share Ownership by Principal Stockholders and Management

To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth as of November 30, 1996, Shares beneficially owned by each director, each nominee for director, certain executive officers, any person owning more than 5% of the Shares individually and by all officers and directors as a group.


                                                                                                         Shares Beneficially Owned
                                                                                                         Amount of        Percentage
                                                                                                         Beneficial           of
Name and Address of Beneficial Owner                                                                     Ownership          Class
-------------------------------------------------------------------------------------------------        ---------        ----------
John Hancock Mutual Life Insurance Company (1) ..................................................        2,551,030              12.1
Stephens Group, Inc. (2) ........................................................................        1,617,692               7.7
Capital Research and Management Company(3) ......................................................        1,125,400               5.3
Roger D. Malkin (4)(5) ..........................................................................          529,735               2.5
Joseph M. Murphy (6) ............................................................................          363,899               1.7
F.  Murray Robinson (5) .........................................................................          112,915                *
Jon E.M. Jacoby (7) .............................................................................           83,153                *
Charles R. Dismuke, Jr. (5) .....................................................................           51,188                *
Rudi E. Scheidt (8) .............................................................................           46,188                *
William P. Arnold (5) ...........................................................................           44,079                *
Donald L. Kimmel (5) ............................................................................           39,922                *
Nam-Hai Chua (9) ................................................................................           25,599                *
Stanley P. Roth (10) ............................................................................           15,469                *
All Directors and Executive Officers as a Group .................................................        1,433,342               6.8
   [15 persons] (11)(12)


* Less than one percent
(1) The mailing address for John Hancock Mutual Life Insurance Company ("Hancock") is: John Hancock Place, 57th Floor, Boston, Massachusetts 02117.
(2) Certain persons and entities with relations to affiliates of Stephens Group, Inc., own, in the aggregate, an additional 478,172 Shares. Stephens
Group, Inc., has advised the Company that it does not act in concert with any such persons or entities and has declined to provide share data with respect to such other shareholders of the company who were treated by the company as affiliates in prior years. In addition, Mr. Jacoby, a director of Stephens Group, Inc., and its subsidiary, Stephens, Inc. owns 83,153 shares . See Note 7 below. The mailing address for Stephens Group, Inc. and affiliates is: 111 Center Street, Little Rock, Arkansas 72201.
(3) The mailing address for Capital Research and Management Company is: 333 South Hope Street, Los Angeles, CA 90071.
(4) Includes: 521,689 Shares owned beneficially by Roger D. Malkin and 8,046 Shares owned by the estate of Gertrude Malkin, Roger D. Malkin's mother. Roger D. Malkin and Peter L. Malkin are the executors of Gertrude Malkin's estate. Roger D. Malkin has shared voting and shared power of disposition associated with these shares.
(5) The mailing address for Messrs. Malkin, Robinson, Kimmel, Arnold and Dismuke is: One Cotton Row, Scott, Mississippi 38772.
(6) The Shares indicated are owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of the 363,899 Shares owned by his wife. The mailing address for Mr. Murphy is: 2687 North Ocean Boulevard, Boca Raton, Florida 33431.
(7) Includes:63,921  Shares owned by Jacoby Enterprises,  Inc., as to which
Mr. Jacoby has sole power to vote and sole power of disposition; 12,214 Shares owned by Coral Partners in which Mr. Jacoby is a general partner, as to which Mr. Jacoby has shared power to vote and shared power of disposition, and 7,018 Shares owned beneficially by Mr. Jacoby. Does not include Shares owned by Stephens Group, Inc., or other of its affiliates, except Jacoby Enterprises, Inc., and Coral Partners. See Note 2 above. The mailing address for Coral Partners, Jacoby Enterprises, Inc., and Mr. Jacoby is: 111 Center Street, Little Rock, Arkansas 72201.
(8) The mailing address for Mr. Scheidt is: 54 South White Station Road, Memphis, Tennessee 38117.
(9) These shares are owned by Dr. Chua's wife who is acting as the trustee for a minor child, and he disclaims beneficial ownership of those Shares. The mailing address for Dr. Chua is: c/o Laboratory of Plant Molecular Biology, Rockefeller University, 1230 York Avenue, New York, New York 10021-6399.
(10) Consists of 15,469 Shares owned by North American Capital Corporation ("NACC") as to which Mr. Roth has sole power to vote and sole power of disposition. The mailing address for Mr. Roth is: 510 Broad Hollow Road, Suite 206, Melville, New York 11747.
(11) Includes: 363,899 Shares owned by the wife of Joseph M. Murphy and 8,046 Shares owned by the Gertrude Malkin Estate.
(12) Excludes options for 573,500 shares pursuant to the 1993 Delta and Pine Land Company Stock Option Plan and options for 263,500 shares pursuant to the 1995 Long-Term Incentive Plan.


                                         OFFICERS OF THE COMPANY

                                                                     Offices Held with Company;
Name (Age) (1)                      Position                 Principal Occupation for Past Five Years
--------------               ----------------------  ------------------------------------------------


Roger D. Malkin              Chairman and Chief      Mr. Malkin has served as Chairman and Chief Executive
(65)                         Executive Officer       Officer of D&PL since 1978.  Also,  he served as Chairman of  Southwide,
                                                     Inc.  ("Southwide"),  a Delaware  corporation  and the former  parent of
                                                     D&PL, from 1971 through its liquidation in 1993.

F. Murray Robinson           President and Chief     Mr. Robinson has been employed by D&PL since April
(62)                         Operating Officer       1988, and he has served as President and Chief  Operating  Officer since
                                                     February  1989.  From 1988 until 1989,  Mr.  Robinson was Executive Vice
                                                     President  of D&PL.  From 1987 to 1988,  he directed  the  International
                                                     Division of  Agrigenetics  Corporation,  an  agribusiness  company  with various seed divisions and  biotechnology  plant  operations.  From 1986 to 1987,  he was Senior Vice  President  and acting  General  Manager of
                                                     Agrigenetics.  For the period 1981 through  1986,  Mr.  Robinson  served as Chief Financial Officer of Agrigenetics.

William P. Arnold            Vice President-         Mr. Arnold has served as the Vice President-International
(50)                         International           since  February  1996 and from  December  1995  until  February  1996 as
                                                     Vice  President-International   Development.   From  1992  to  1995,  he
                                                     served as  Vice-President-Corporate  Development.  From 1985 until 1992,
                                                     Mr.  Arnold  was  the  company's  Vice  President-   Finance  and  Chief
                                                     Financial  Officer.  From  1981 to  1985,  he  served  as the  Company's corporate controller.

Harry B. Collins             Vice President-         Dr. Collins has served as Vice President-Research of
(55)                         Research                D&PL since 1985.  Prior to that time,  he was a senior  soybean  breeder for the Company.  Dr. Collins joined D&PL in 1974.

Charles R. Dismuke, Jr.      Vice President-         Mr. Dismuke has served as Vice President-Operations
(41)                         Operations              since  1989.  Mr.   Dismuke  was  a  General   Manager  of  one  of  the
                                                     Company's  subsidiaries,   Greenfield  Seed  Company,  from  1982  until
                                                     1989.   Mr.   Dismuke   has  been   employed  by  D&PL  or  one  of  its
                                                     subsidiaries since June 1977.

Edward A. Drummond           Vice President-         Mr. Drummond has served as Vice President-Quality
(49)                         Quality Assurance       Assurance, since September 1993, and  Director of Quality Assurance from
                                                     May 1991 to September 1993. Prior to joining the Company, Mr. Drummond was employed from 1989 to 1991 by Terral-Norris Seed Company and by Louisiana State
                                                     University from 1980 to 1989.

W. Thomas Jagodinski         Vice President-         Mr. Jagodinski has served as Vice President-Finance and
(40)                         Finance and             Treasurer  since February 1993 and Treasurer and Chief
                             Treasurer               Financial Officer from May 1992 to February 1993. From October 1991 to May
                                                     1992, Mr. Jagodinski served as Director of Corporate Accounting, Financial
                                                     Reporting  and  Income  Taxes.  Prior to joining the Company, Mr. Jagodinski was employed by Arthur Andersen LLP in various capacities since 1983.

Donald L. Kimmel             Vice President-         Mr. Kimmel has served as Vice President-Marketing
(58)                         Marketing               of D&PL since 1986 and from 1985 to 1986 as its Marketing Manager.

Donald A. Pallin             Vice President          Mr. Pallin has served as Vice President since February
(59)                                                 1996.  Before then he served as Vice President-International from 1989 until
                                                     1996.  From 1988 until 1989, he served as Vice President-Operations.  Prior to
                                                     1988, Mr. Pallin served in various capacities with the Company since joining
                                                     D&PL in 1981.

Thomas A. Kerby              Vice President-         Dr. Kerby has served as Vice President-Technical
(52)                         Technical Services      Services since  September  1994 and Director of Technical  Services from
                                                     November  1993,  when he joined D&PL,  until 1994.  Prior to joining the
                                                     Company,  Dr. Kerby  served the cotton  industry of  California  and the
                                                     University  of  California  as  Extension  Cotton  Agronomist  from 1981 through October 1993.

Jerome C. Hafter             Secretary               Mr. Hafter has served as Secretary of D&PL since July
(51)                                                 1993,  and he served as Assistant  Secretary  from April 1990 until July
                                                     1993.  Since 1976,  Mr.  Hafter has been a partner in Lake  Tindall LLP,
                                                     D&PL's  general  counsel;  and he has performed  legal services for D&PL since 1983.

(1)   As of August 31, 1996.


             Interest of Certain Persons in Matters to be Acted Upon


     Employees, officers and directors of the Company have an interest in certain matters being presented for stockholder approval. See Proposal No. 2, "Amendment to the Company's 1995 LTIP".

                                PROPOSAL NO. 1

                           ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at six (subject to the rights of the holders of any series of Preferred Stock [of which 450,000 shares of Series M is currently outstanding] to elect additional directors, under specified circumstances). The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class
III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class I Directors were elected at the 1994 Annual Meeting to serve a term expiring at the 1997 Annual Meeting. Class II Directors were elected at the 1995 Annual Meeting to serve a term expiring at the 1998 Annual Meeting. Class III Directors were elected at the 1996 Annual Meeting to serve a term expiring at the 1999 Annual Meeting.

The term of the Class I Directors expires at this 1997 Annual Meeting. The Class I Directors are to be elected by the stockholders to serve until the 2000 Annual Meeting and until their successors are elected, and they have agreed so to serve. The Board of Directors proposes the re-election of the two Class I Directors listed below:

                                                                         Offices Held with Company;
             Name                                                            Principal Occupation
(Year First Elected a Director)                                               for Past Five Years

                                                   CLASS  I
                       Nominees for three-year terms expiring at the 2000 Annual Meeting

Stanley P. Roth (1988)                      Mr. Roth controls and is the Chairman of NACC, a private  merchant  banking firm, and has been its  President  since 1976.  Since 1988,  Mr. Roth has served as the
                                            Chairman  of   Royal-Pioneer   Industries,   Inc.,   and  a  director  of  Hollis
                                            Corporation.  Mr. Roth became the Vice  Chairman of CPG  International,  Inc., in
                                            1990 and the Chairman of GPC International,  Inc., its successor corporation,  in
                                            1994.  Mr. Roth is 59 years of age.

Nam-Hai Chua (1993)                         Dr. Chua has acted as a  consultant  to D&PL since  April  1991.  Dr. Chua is the
                                            Andrew W. Mellon  Professor and Head of the Plant  Molecular  Biology  Laboratory
                                            of Rockefeller  University,  New York, New York, and has been with the University
                                            for  over  20  years.   Also,   he  is  member  of  the  Board  of  Directors  of
                                            BioInnovations  of  America,  an entity  owned by the  Government  of  Singapore, which  invests  in United  States  biotechnology  companies.  Dr.  Chua is also a
                                            member  of  the  Board  of  Directors  of  DNAP  Holdings   (formerly  DNA  Plant
                                            Technology  Corporation),  whose stock  trades on NASDAQ.  Dr. Chua also acted as a  scientific  consultant  to  Monsanto  Company  for  matters  relating to plant biology through 1995.  Dr. Chua is 52 years of age.




                                                   Class II
                  Directors serving for three-year terms expiring at the 1998 Annual Meeting

Joseph M. Murphy (1992)                     Since 1987 and February 1993,  respectively,  Mr. Murphy has been the Chairman of
                                            Value Investors,  Inc., a closely-held  real estate investment  company,  and the
                                            Chairman of Country Bank,  White Plains,  New York. In 1976,  Mr. Murphy became a
                                            director  of  Drexel   Burnham   Lambert  Group,   Inc.   ("DBLGI")  and  certain
                                            subsidiaries;  and,  commencing  in 1976,  he also  served  as the  president  of
                                            Drexel Burnham  Lambert  Realty,  Inc.  ("DBLRI").  From 1980 until 1990, when he resigned,  Mr. Murphy was a director and a member of the  Executive  Committee of
                                            Groupe  Bruxelles  Lambert.  In 1989, Mr. Murphy  resigned his various  positions with DBLGI and DBLRI.  In 1990,  DBLGI  filed for  reorganization  in  bankruptcy and emerged in 1992.  DBLRI filed for  reorganization  in  bankruptcy in 1991 and emerged in 1993.  Mr.  Murphy was the sole owner and an officer  and  director of
                                            Hotel Syracuse,  Inc., which filed for  reorganization  in bankruptcy in 1990 and emerged in June 1993.  Mr. Murphy is 61 years of age.

Rudi E. Scheidt (1993)                      Since  1990,  Mr.  Scheidt  has been a private  investor.  From 1973 to 1989,  he served as  President  of  Hohenberg  Bros.  Co.,  a  worldwide  cotton  merchant, headquartered  in  Memphis,  Tennessee,  and as its  Chairman  during  1990.  Mr.
                                            Scheidt  is a  Director  of  National  Commerce  Bancorporation,  a bank  holding company, headquartered in Memphis, Tennessee.  Mr. Scheidt is 71 years of age.

                                                   CLASS III
                    Directors Serving three-year terms expiring at the 1999 Annual Meeting

Roger D. Malkin (1978)                      (See the  description  of Mr.  Malkin's  offices  with the Company and  principal occupation on Page 5, under "Officers of the Company".)

Jon E.M. Jacoby (1992)                      Mr.  Jacoby has been  employed  by  Stephens,  Inc.  and  Stephens  Group,  Inc., companies  that  engage  in  investment  banking  activities,  since  1963 and is presently  a director  and  officer for each of these  companies.  Stephens  Inc.
                                            and  Stephens  Group,  Inc.  are  stockholders  of D&PL.  Mr.  Jacoby  has been a director of Beverly  Enterprises,  Inc.,  Medicus  Systems Corp. and the American
                                            Classic  Voyages Co. since 1987,  1991 and 1992,  respectively.  Mr. Jacoby is 58 years of age.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS LISTED AS CLASS I DIRECTORS.









                    THE BOARD OF DIRECTORS AND ITS COMMITTEES


Board Meetings and Attendance of Directors

The Board of Directors had nine meetings in 1996. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members. The Company did not have a Nominating Committee in 1996.

Director's Compensation

Each Director receives an annual fee of $25,000 and participation fees of $1,000 for each meeting of the Board of Directors attended. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. In addition, under the 1993 Stock Option Plan, as amended, each present director was granted an option to purchase 30,000 shares at the fair market price at the date of grant (June 24, 1994 for present directors and the date of election for future directors). If Proposal No. 2 is adopted by the stockholders of the Company, the initial option granted to each new (and present) director of the Company shall increase by 5,000 shares, and each director shall be granted options for an additional 1,500 shares in each of the second through sixth year each director serves as such (or the second through sixth years from this meeting, for present directors).

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. Officers are elected by and serve at the discretion of the Board of Directors.

       Executive Committee

The members of the Executive Committee are Messrs. Malkin, Murphy and Roth. This Committee did not meet during 1996. During the intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action.

       Audit Committee

The members of the Audit Committee are Messrs. Murphy and Roth. This Committee met one time in 1996. This Committee: (1) recommends annually to the Board of Directors the independent public accountants for the Company and its direct and indirect subsidiaries; (2) meets with the independent public accountants concerning their audit, their evaluation of the Company's financial statements, accounting developments that may affect the Company and their nonaudit services;
(3) meets with management concerning similar matters and (4) makes recommendations to all of the aforesaid groups that it deems appropriate.

     Compensation Committee (Compensation Committee Interlocks and Insider Participation)
The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any conflicts of interests which might be required to be disclosed. This Committee met one time during 1996. This Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, and the 1995 Long-term Incentive Plan, including the grant of options thereunder.




                       REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


The Compensation Committee is composed entirely of independent, outside directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer, Mr. Malkin, and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted annually and the results are reviewed by the salary consultant. This system applies to all employees of the Company, and not just to the executive officers. Each job responsibility has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost improvement, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Operating Officer after consultation with the Chief Executive Officer. Each executive officer's performance is rated by the Chief Operating Officer and is subject to review and approval by the Chief Executive Officer and the Compensation Committee. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Operating Officer and the Chief Executive Officer. Objectives for the Chief Operating Officer are set by the Chief Executive Officer, and objectives for the Chief Executive Officer are set by the Board of Directors. The Chief Executive Officer recommends to the Compensation Committee the salary for the Chief Operating Officer based on this system. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's pay.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lowest of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer and Chief Operating Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer and the Chief Operating Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of four categories that govern the maximum bonus available as a percentage of the mid-point of the job's salary range. These four categories include: (1) Chief Executive Officer and Chief Operating Officer, (2) other executive officers, (3) senior managers and (4) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum, whichever is less. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established managers performance criteria and personal objectives.

The bonus for the Chief Executive Officer and the Chief Operating Officer are similarly set, based on the individual's job performance. The Chief Executive Officer and Chief Operating Officer recommend their bonuses to the Compensation Committee. The Compensation Committee reviews and approves the bonus amounts for the Chief Executive Officer, the Chief Operating Officer, the other executive officers and senior management.

Stock Awards

Awards of stock options for each executive officer and other key employees must first be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

Mr. Malkin's salary is based on his contribution to the Company. He is entitled to merit salary increases. These merit increases are determined in accordance with the procedures and guidelines described above. The Compensation Committee approved Mr. Malkin's 1996 bonus based on his achievement with respect to the targeted earnings goal for the Company. Other factors in the Compensation Committee's decision were Mr. Malkin's leadership in developing the Company's acquisition strategy (including his active involvement with the purchase of Hartz Cotton, Inc. and the Sure Grow Companies [Arizona Processing, Inc., Ellis Brothers Seed, Inc., Mississippi Seed, Inc.]) and international business activities and his contribution made in developing the market for biotechnology-enhanced seed. For fiscal 1996, Mr. Malkin's base salary was $290,000, with a bonus of $220,000.





                                                   Compensation Committee

                                                   Jon E.M. Jacoby
                                                   Joseph M. Murphy

                PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES


The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and a peer group composed of the following companies: Pioneer HiBred International, Inc.; DeKalb Genetics Corp., Mycogen Corp. and Calgene, Inc. The table assumes $100 invested on June 29, 1993, and the reinvestment of dividends.


(PERFORMANCE GRAPH APPEARS HERE)


                                                                                                   NYSE/AMEX/
Measurement Period ..............................................................Delta and Pine     NASDAQ        Self-Determined
(Fiscal Year Covered) ...........................................................Land Company     Market Index     Peer Group

FYE 1991 ........................................................................  --                 80.74            64.55
FYE 1992 ........................................................................  --                 87.45            93.77
FYE 1993 ........................................................................   121.43           103.87           112.65
FYE 1994 ........................................................................   148.26           108.38           109.86
FYE 1995 ........................................................................   273.77           132.12           141.31
FYE 1996 ........................................................................   472.54           154.76           187.68









                             EXECUTIVE COMPENSATION

Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, :


                                          SUMMARY COMPENSATION TABLE


                                                                        Long-Term
Name and                                                             Compensation                  All Other
Principal Position                    Annual Compensation               Awards                    Compensation
                                                                       Securities
                                                                      Underlying
                              Year    Salary($)      Bonus($)          Options  (1)
                              ----    ---------      --------      ----------------
Roger D. Malkin               1996      290,000       220,000             -                         $29,000(2)
   Chief Executive Officer    1995      250,000       235,000             -                          24,000(2)
                              1994      250,000       180,000            300,000(3)                  21,000(2)

F. Murray Robinson            1996      220,000       120,000             -                             -
  President and               1995      170,000       135,000             -                             -
  Chief Operating Officer     1994      170,000        80,000            120,000                        -

Donald L. Kimmel              1996      140,000        30,000             -                             -
  Vice President-Marketing    1995      125,000        27,000             -                             -
                              1994      125,000        14,400             20,000                        -

Charles R. Dismuke, Jr.       1996      140,000        40,000             10,000                        -
  Vice President-Operations   1995      115,000        35,000             -                             -
                              1994      115,000        15,000             30,000                        -

William P. Arnold             1996      130,000        35,000             -                             -
  Vice President-             1995      115,000        30,000             -                             -
    International             1994      115,000        20,000             15,000                        -






(1)  All stock options reflected on a post-split basis.


(2)  Directors and attendance fees for service as a director of the Company.


(3) Includes options for 30,000 shares granted by formula to Mr. Malkin in his capacity as a director of the Company, concurrently with identical grants to all directors of the Company.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan adopted in April 1993 (the A1993 Plan@) and the 1995 Long-term Incentive Plan (the ALTIP@). The Company granted options for 301,000 shares under the 1993 Plan (such plan now being fully exhausted), and granted options for 122,499 Shares under the LTIP in 1996. All options granted under both plans vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant.

The following table sets forth certain information concerning stock options granted during 1996:

                          OPTION GRANTS IN FISCAL 1996

                                                                                              Potential Realized Value at
                                                                                              Assumed Annual Rates of Stock
                                                                                                  Price Appreciation
                              Individual Grants                                                   for Option Term(1)
                           ----------------------------------                                -------------------------------
                                              Percentage of
                      Number of               Total Options
                      Securities              Granted to
                      Underlying              Employees in   Exercise       Expiration
Name (2)              Options                 Fiscal Year    Price              Date              0%         5%         10%
--------              -------------            ------------------------    --------------        ----     --------    -------

Charles R. Dismuke, Jr.    10,000                2.3          $19.00          9/25/06             -       $119,000   $303,000

------------------------------
(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain or exercise of options are dependent on the future performance of the Company's stock. (2) No other named officers were granted options in 1996.

                       OPTIONS EXERCISED IN LAST FISCAL YEAR

The following table sets forth certain information concerning stock option exercises during 1996 and unexercised options held as of August 31, 1996 for each of the Named Officers:

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION VALUES

                                                                 Number of Securities Underlying    Value of Unexercised
                                                                     Unexercised Options                In-The-Money
                                Shares           Gain                       FY-End                     Options FY-End(1)
                                                                         -----------                       -----------
                               Acquired on     Realized on          #              #                   $             $
                                Exercise        Exercise         Exercisable   Unexercisable      Exercisable  Unexercisable

Roger D. Malkin                 114,000       $ 2,347,000         6,000        180,000            $   117,000   $ 3,603,000
F. Murray Robinson               36,000       $ 1,207,000        12,000         72,000            $   241,000   $ 1,445,000
William P. Arnold                  --                --           6,000          9,000            $   120,000   $   181,000
Donald L. Kimmel                   --                --           8,000         12,000            $   161,000   $   241,000
Charles R. Dismuke, Jr.            --                --          12,000         28,000            $   241,000   $   455,000




--------------------

     (1) Based on $28 3/8 per share, the August 31, 1996 closing value as quoted by the New York Stock Exchange.



                         COMPENSATION PURSUANT TO PLANS

Pension Plan

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of eligibility service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of the average compensation [the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses] reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.

The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:
                           PENSION PLAN TABLE

                                       Years of Credited Service
                         -------     -------     -------     -------

Compensation     15          20          25       30          35
-------     -------     -------     -------     -------     -------

 25,000     $ 4,505     $ 6,006     $ 7,508     $ 7,872     $ 8,236
-------     -------     -------     -------     -------     -------
-------     -------     -------     -------     -------     -------

 50,000      10,355      13,806      17,258      18,434      19,611
-------     -------     -------     -------     -------     -------
-------     -------     -------     -------     -------     -------

 75,000      16,205      21,606      27,008      28,997      30,986
-------     -------     -------     -------     -------     -------
-------     -------     -------     -------     -------     -------

100,000      22,055      29,406      36,758      39,559      42,361
-------     -------     -------     -------     -------     -------
-------     -------     -------     -------     -------     -------

150,000      33,755      45,006      56,258      60,684      65,111
-------     -------     -------     -------     -------     -------
-------     -------     -------     -------     -------     -------

200,000      33,755      45,006      56,258      60,684      65,111
-------     -------     -------     -------     -------     -------
-------     -------     -------     -------     -------     -------

250,000      33,755      45,006      56,258      60,684      65,111
            -------     -------     -------     -------     -------
-------     -------     -------     -------     -------     -------

300,000      33,755      45,006      56,258      60,684      65,111
-------     -------     -------     -------     -------     -------

400,000      33,755      45,006      56,258      60,684      65,111
-------     -------     -------     -------     -------     -------

The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 1996. In addition, such amounts reflect the 1996 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 1996, the most recent Pension Plan valuation date, are as follows:

                                               Years of            Average Plan
Name                                        Credited Service        Compensation

 Roger D. Malkin................................   26                 $150,000
 F. Murray Robinson.............................    8                  148,000
 William P. Arnold..............................   16                  104,000
 Donald L. Kimmel...............................   10                  111,000
 Charles R. Dismuke, Jr. .......................   19                  103,000


Supplemental Executive Retirement Plan

     The Company adopted a Supplemental Executive Retirement Plan ("SERP"), which became effective January 1, 1992, and covers certain management personnel, including certain of the Named Officers. The SERP provides for payments to participants in the form of a single-life annuity, or as otherwise provided by the SERP commencing at age 65 or the participant's postponed retirement date. The following table sets forth the scheduled estimated annual benefits expected to be paid pursuant to the SERP to the Named Officers who are currently participants:

    Name                                      Annual Cash Benefit

      Roger D. Malkin.............................      $12,000
      F. Murray Robinson..........................       29,000
      Donald L. Kimmel............................       12,000

The SERP also provides that on the death of an active employee, the Company will pay a death benefit to the participant's surviving spouse equal to the actuarial equivalent of the participant's accrued benefit, which is based upon the participant's years of service with the Company and the years of service the participant would have had at age 65, if employment had continued. If a participant's employment with the Company is terminated prior to age 65 for reasons other than death, then the participant shall be paid a vested percentage of his accrued benefit equal to the participant's annual cash benefit above multiplied by a fraction (not greater than one), the numerator of which is the participant's years of service as of the date of termination of employment and the denominator of which is the participant's projected years of service as of age 65, if employment had not terminated.

Each participant's vested percentage in the SERP is determined as follows:

     Number of Years of Service                      Vested Percentage

     1 but less than 2....................................   20%
     2 but less than 3....................................   40%
     3 but less than 4....................................   60%
     4 but less than 5....................................   80%
     5 or more............................................  100%


Under the terms of the SERP, the Company may discontinue additional eligibility and planned payments under the SERP at any time.

Defined Contribution Plan

Effective April 1, 1994, the Company established a defined contribution plan under the rules of Internal Revenue Code Section 401(k) [the "401(k) Plan"]. The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. A participant may elect to contribute up to 18% of their eligible earnings to the 401(k) Plan. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 1996 , the Company has elected not to match such contributions.

Incentive Plans

The Company maintains two incentive plans that compensate key employees and directors through the grant of options to buy shares of Common Stock. In July of 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan") of which the Compensation Committee of the Board of Directors have granted the maximum number of shares permitted (1,440,000). On October 17, 1995, the Company's Board of Directors adopted the 1995 Long-term Incentive Plan (the "LTIP") which the shareholders ratified at the 1996 Annual Meeting. Pursuant to the LTIP, the Board of Directors may award stock options, stock appreciation rights, restricted shares of Common Stock and performance units to officers, key employees and directors. Under the LTIP, 1,440,000 common shares are available for grant. As of August 31, 1996, options for 122,499 shares have been granted under the LTIP.

Under both plans, all options for stock granted vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. Shares subject to options and awards under the LTIP which expire unexercised are available for new option grants and awards. The number of shares available for grant under the 1993 Plan upon lapses of options outstanding thereunder will be reduced to zero and the granting of options thereunder has ceased.

     It is proposed that the LTIP be amended in certain respects. See Proposal No. 2, "Amendment to the Company's 1995 LTIP."

                                 CERTAIN TRANSACTIONS


Consulting Agreement

Nam-Hai Chua earned approximately $6,000 in consulting fees in 1996 associated with the Company's effort to enter into joint ventures with parties in the People's Republic of China.

Registration Rights

Hancock has a one-time right to register, under the Act, Shares owned by it on June 28, 1993, less the number of Shares sold by Hancock in the Company's initial public offering. All of the expenses of such registration, except for the cost of printing and Hancock's counsel, will be paid by the Company. Hancock's registration rights are conditioned on Hancock providing the Company with a legal opinion that its Shares may not otherwise be publicly sold.

The holder of the convertible Series M Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock is convertible. The Preferred Stock is convertible into Common Stock beginning upon the seventh anniversary of the date on which it was issued or the occurrence of certain specified events, whichever occurs first.

Future Transactions with Affiliates and Advances

The Company will require that any future transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the non-employee directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during 1996, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares [as required pursuant to Section 16(a) of the Securities Exchange Act of 1934] have been filed, except that the following individuals filed the following number of late events with respect to the following number of transactions: for Roger D. Malkin, five events; Jon E.M. Jacoby, four events; F. Murray Robinson, three events; Earl E. Dykes, one report; Watt A. Ellis, III, one report; W.T. Jagodinski, one report; Thomas A. Kerby, two events; Edward A. Drummond, two events; and Charles R. Dismuke, one report. These events were primarily related to gifts of stock and stock option grants.


                                 PROPOSAL NO. 2

                     AMENDMENT TO THE COMPANY'S 1995 LTIP

For additional information with respect to the 1995 Long-term Incentive Plan (the "LTIP"), see above the tables which reflect Option Grants in Fiscal 1996 and Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values, and also Compensation Pursuant to Plans -- Incentive Plans. (Prior tables in this Proxy Statement include information as to both the Company's 1993 Stock Option Plan (the "1993 Plan")[under which no more option grants can be made] and the LTIP.) Under the LTIP, stock options have been awarded to key employees (approximately 107 persons). Pursuant to the LTIP, stock options, stock appreciation rights, restricted shares of Common Stock and performance units may be awarded to officers, key employees and directors. Shares subject to options and awards which expire unexercised are available for new option grants and awards. Under the existing option plans, each present director was granted a one-time option exercisable for the purchase of 30,000 Shares, at the market price for such Shares on the date of grant. If Proposal No. 2 is adopted by the stockholders of the Company, (i) each present director of the Company shall be granted an additional option under the LTIP for 5,000 Shares at the date of the forthcoming Annual Meeting of Stockholders and each present director shall be granted options for an additional 1,500 Shares at the Annual Meeting of Stockholders in each of the next five years each director serves as such (i.e., in the second through sixth years from this meeting), and (ii) each new director of the Company elected after the adoption of the proposed amendments shall be granted an initial option under the LTIP for 35,000 Shares at the date of the Annual Meeting of Stockholders at which such director is first elected, and each new director shall be granted options for an additional 1,500 Shares at the Annual Meeting of Stockholders in each of the second through sixth years in which each new director serves as such. These grants would be automatic in each year, and the options so granted would be Nonqualified Stock Option and would have exercise prices at the market price established on the date of each future grant.

The table below indicates grants of stock options under the LTIP as of November 30, 1996 to the Named Executives and others, all of which options are exercisable at the fair market value of a Share on the date of grant.

                          LTIP BENEFITS GRANTED TO DATE

Name                           Position (1)                                             Number of Shares (2)
----                           ------------                                             --------------------
Roger D. Malkin                Chairman of the Board and Chief Executive                     30,000
F. Murray Robinson             President and Chief Operating Officer                         54,500
Donald L. Kimmel               Vice President-Marketing                                       5,000
Charles R. Dismuke, Jr.        Vice President-Operations                                     14,000
William P. Arnold              Vice President-International                                  20,000
All Current Executives as a Group ( 9 persons)                                              173,500
Non-Executive Officers Employees as a Group ( 98 persons)                                   531,999



-------------------
(1)  All employees as a group were granted 263,500 options.
(2) The exercise price of these options is greater than the price of the Company's common stock at January 10, 1997, for each of the named officers and in the aggregate for each of the groups.







The following summary of the LTIP is qualified in its entirety by the full text of the LTIP, a copy of which may be obtained by shareholders of the Company upon request directed to the Secretary of the Company at the address on the cover of this Proxy Statement.

The LTIP is to be administered by the Compensation Committee (the "Committee"). Key employees of the Company who are in positions in which their decisions, actions and counsel who can make substantial contributions to the Company's profitability and success are eligible to participate in the LTIP.

Stock options may be granted under the LTIP at the discretion of the Committee. No cash consideration will be received by the Company for the granting of any option. Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which are not intended to so qualify ("Nonqualified Stock Options"). The Committee has discretion to fix the exercise price of the options, however, the exercise price for Incentive Stock Options cannot be less than 100% of the fair market value as of the date of grant. The option exercise price may be satisfied in cash or by exchanging shares of Common Stock owned by the optionee, or a combination of cash and shares. The Company may facilitate the cashless exercise of options through customary brokerage arrangements. If the exercise price is paid by tendering shares, the Committee, in its discretion, may grant the optionee a new stock option for the number of shares used to pay the exercise price, the Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised. Options have a maximum term of ten years from date of grant. Options granted to date have a ten-year term and become exercisable on a cumulative basis in annual installments over a five year period.

Also as provided under the LTIP, persons who become directors of the Company in the future will receive a one-time formula grant of an option for 30,000 shares under the LTIP (if Proposal No. 2 is adopted 35,000 Shares initially and 1,500 Shares for next five years).

Stock appreciation rights ("SARs") are rights to receive cash or shares, or a combination thereof, as the Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised, over (ii) a specified price which must not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of shares at the time such option is granted. SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. No cash consideration will be received by the Company for the granting of any SAR. If a SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and (ii) the grantee's right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR may be exercised earlier than six months or later than ten years after the date of grant. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable of any SAR at any time.

Awards of restricted shares under the LTIP may be made at the discretion of the Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement. At the time of an award, a participant has the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions subject to the restrictions set forth in the LTIP and in the stock restriction agreement. The shares are legended and may not be sold, transferred or disposed of until such restrictions have elapsed. Upon the expiration, lapse or removal of restrictions, shares free of restrictive legend will be issued to the grantee. The Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

Performance unit awards entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. A performance unit agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change or which may vary thereafter pursuant to criteria specified by the Committee and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets but less than maximum targets. The Committee has discretion to determine the participants to whom performance unit awards are to be made, the times in which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

The Committee has the discretion to provide financing to a participant in a principal amount sufficient for the purchase of shares pursuant to an award. The participant, prior to the issuance or transfer of Shares under the LTIP, shall satisfy any tax withholding obligations, in whole or in part, and may elect to have the Company withhold shares for the value equal to the amount of taxes required by law to be withheld.

If a change in control of the Company, as defined in the LTIP, occurs, any SAR outstanding for at least six months and any stock options awarded and not previously exercisable and vested will become fully exercisable and vested and all restrictions applicable to any restricted stock, performance units or other stock-based awards will lapse.

In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of shares which may be issued under the LTIP, the number of shares subject to outstanding awards and/or the option exercise price of each outstanding option. (The Board of Directors may also make such other changes in outstanding options, SAR's, performance units and restricted stock awards as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional shares resulted from such adjustments will be eliminated.)

The Board of Directors may terminate, amend, modify or suspend the LTIP at any time, except that the Board of Directors may not, without the authorization of the holders of a majority of the company's outstanding shares, increase the maximum number of shares which may be issued under the LTIP (other than adjustments pursuant to the LTIP), extend the last date on which awards may be granted under the LTIP, extend the date on which the LTIP expires, change the class of persons eligible to receive awards, or change the minimum option price.

As previously provided under the LTIP, the LTIP provides that each option automatically received by each director will be a Nonqualified Stock Option, which option becomes exercisable twenty percent (20%) per year commencing on the first day of the second and each succeeding year.

Federal Income Tax Consequences

(1) Options: No income will be realized by an optionee upon the optionee's purchase of shares pursuant to the exercise of an Incentive Stock Option. In order to avail himself of this tax benefit, the optionee must not dispose of the shares before he has held such shares for at least one year after the date of exercise and at least two years after the date of grant. Assuming compliance with this and other applicable tax provisions, an optionee will recognize long-term capital gain or loss when the optionee disposes of the shares, measured by the difference between the option price and the amount realized for the shares at the time of disposition. If the optionee disposes of shares purchased upon the exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of the amount realized by the optionee in excess of the option price, or the spread between the option price and the fair market value of the shares at the time the option is exercised. Any amount realized in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares. No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income.

The exercise of a Nonqualified Stock Option will result in the recognition of ordinary income by the optionee for federal income tax purposes in an amount equal to the difference between the option price and the fair market value of the shares acquired upon the exercise of the option. The Company will be entitled to a deduction equal to the amount of income recognized by the optionee. Upon the later sale of any shares acquired upon the exercise of a Nonqualified Stock Option, any amount recognized by the optionee in excess of the adjusted tax basis (the exercise price) will be treated as long- or short-term capital gain to the optionee, depending upon the holding period of the shares.

(2) SARs: A grantee of a SAR will realize ordinary income upon the exercise of a SAR equaling the amount of cash received or the current fair market value of stock acquired, and the Company will receive a corresponding deduction. Upon subsequent disposition of any shares received, any gain or loss will be a long- or short-term capital gain or loss depending upon the applicable holding period.

(3) Restricted Stock: The federal income tax consequences of restricted stock awards will depend on the facts and circumstances of each restricted stock award, and in particular, the nature of the restrictions imposed with respect to the stock which is the subject of the award. In general, if the stock is subject to a "substantial risk of forfeiture", i.e., if rights to full enjoyment of the benefit of ownership of the stock are conditioned upon the future performance of substantial services by the grantee, a taxable event occurs only when the risk of forfeiture ceases. At such time, the grantee will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk ceases over the grantee's cost for such stock, and the Company will be entitled to a deduction in the same amount. Under certain circumstances, the grantee can accelerate the taxable event with respect to the stock, in which event the ordinary income amount and the Company's deduction will be measured as of the date stock is deemed to have been transferred to the grantee. If the restrictions with respect to stock which is the subject of a restricted stock award do not subject the grantee to a "substantial risk of forfeiture" of the stock, then the grantee will realize ordinary income with respect to the stock to the extent of the difference at the time of the transfer of the stock to the grantee between the fair market value of the stock and the grantee's cost therefor, and the Company will be entitled to a deduction in the same amount. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

(4) Performance Unit Awards: A grantee of a performance unit award will realize ordinary income upon receipt equaling the amount of cash or the current value of the stock received, and the Company will receive a corresponding deduction. Upon subsequent disposition of any shares received, any gain or loss will be a long- or short-term gain or loss depending upon the applicable holding period.

The foregoing description of tax consequences is based upon present federal income tax laws and is subject to change as the laws change. The summary does not cover any State or local tax consequences of participation in the LTIP.

Other Amendments

In order to permit the Compensation Committee and the Board of Directors to conform to current regulations with maximum flexibility under the LTIP, there are also recommended to the stockholders of the Company the adoption of amendments to the LTIP which would (i) conform the restrictions on the composition of the Compensation Committee to both Internal Revenue Service Regulations requirements and to Securities and Exchange Commission regulations adopted in 1996, (ii) remove restriction on the amendment of the LTIP as frequently as necessary (subject to any required stockholder approvals) to change the nature or amount of automatic grants, and (iii) remove restriction on the grant of options which are transferable from optionees to their immediate family members, to trusts for the benefit of family members and to charitable organizations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO ADOPT THE AMENDMENT TO THE LTIP.




                                 PROPOSAL NO. 3

                   APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP to serve as the Company's independent public accountants for 1997. Arthur Andersen LLP has served the Company as its independent public accounting firm since 1984. A representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions. If the appointment is not ratified or if Arthur Andersen LLP becomes incapable of serving in this capacity or if their employment is terminated, the Board will appoint independent public accountants whose continued employment after the next Annual Meeting shall be subject to ratification by the stockholders.

The affirmative vote of the holders of a majority of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve this appointment of Arthur Andersen LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.


                                OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the person named in the proxy will act in respect thereof in accordance with their best judgment.

                    SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.


                               STOCKHOLDER PROPOSALS

Any stockholder proposals to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than September 17, 1997, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to: Secretary, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772.

                       ANNUAL REPORT AND FINANCIAL STATEMENTS

     Stockholders may obtain a copy of the Company's annual report on Form 10-K ("Report 10-K"), as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: W.T. Jagodinski, Vice President-Finance, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772.

     Financial Statements meeting the requirements of Regulation S-X are incorporated herein by reference and can be found in the Company's Form 10-K filed with the Securities and Exchange Commission.

                       BY ORDER OF THE BOARD OF DIRECTORS



                                            Jerome C. Hafter
                                            Secretary